Exhibit 10.1
TENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This Tenth Amendment to Loan and Security Agreement (this “Tenth Amendment”) is made this 26th day of September, 2022, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”; together with Horizon Americas, each a “Borrower” and collectively the “Borrowers”), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and collectively the “Guarantors”; the Borrowers and Guarantors are referred to herein as, collectively, jointly and severally, the “Loan Parties” and each a “Loan Party”), the Lenders party hereto and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, the “Agent”).
BACKGROUND
A.The Loan Parties, Lenders and the Agent entered into that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement, as in effect immediately prior to the date hereof, and all other Loan Documents executed in connection therewith prior to the date hereof are collectively referred to as the “Existing Financing Agreements”.
B.The Loan Parties have informed the Agent that the Loan Parties desire to make certain modifications to the Loan Agreement, and, subject to the terms and conditions of this Tenth Amendment, the Lenders and the Agent have agreed to amend certain provisions of the Loan Agreement as set forth in this Ninth Amendment.
NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement, as amended by this Eighth Amendment.
2.Amendments to Loan Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 4 below:
(a)the Loan Agreement (including the Annexes attached thereto) is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages to the conformed Loan Agreement attached as Annex I hereto; and
(b)Exhibit H (Borrowing Base Certificate) is hereby amended and replaced in its entirety as set forth on Annex II hereto.
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3.Representations and Warranties. Each Loan Party hereby:
(a)after giving effect to this Tenth Amendment, reaffirms all representations and warranties made to the Lenders and the Agent under the Loan Agreement and all of the other Existing Financing Agreements and represents and warrants that after giving effect to this Tenth Amendment and the transactions contemplated hereby all such representations and warranties are true and correct in all material respects (unless otherwise qualified by materiality or the occurrence of a Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct as of such earlier date);
(b)as of the date hereof, reaffirms all covenants contained in the Loan Agreement (as amended hereby) and all of the other Existing Financing Agreements and covenants to comply with all such covenants until the Termination Date; and
(c)as of the date hereof, represents and warrants that:
(i)no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Existing Financing Agreements;
(ii)such Loan Party has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Tenth Amendment;
(iii)the execution, delivery and performance by such Loan Party of this Tenth Amendment have been duly and validly authorized and do not violate such Loan Party’s Governing Documents or any law or any material agreement or instrument (including, without limitation, the Term Loan Agreement) or any court order which is binding upon such Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon such Loan Party or its property, and do not require the consent of any Person (including, without limitation, the Term Loan Agent);
(iv)this Tenth Amendment has been duly executed and delivered by, and is enforceable against, each of the Loan Parties party hereto, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles; and
(v)no Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Tenth Amendment.
4.Conditions Precedent. This Tenth Amendment shall become effective on the date on which the following conditions have been fulfilled to the satisfaction of the Agent (the “Tenth Amendment Effective Date”):
(a)this Tenth Amendment shall be duly executed by all parties thereto and delivered to the Agent, in form and substance satisfactory to the Agent, and shall be in full force and effect;
(b)the amendment to Fee Letter shall be duly executed by all parties thereto and delivered to the Agent, in form and substance staisfactory to the Agent, and shall be in full force and effect;

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(c)the Borrowers shall have paid to the Agent all fees due on the Tenth Amendment Effective Date and shall have paid or reimbursed Agent for all of Agent’s costs, charges and expenses incurred through the Tenth Amendment Effective Date for which invoices have been presented to the Loan Parties prior to the date hereof payable to the extent required by Section 15.7 of the Loan Agreement (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Tenth Amendment and the documents provided for herein or related hereto); and
(d)after giving effect to this Tenth Amendment, all representations and warranties contained in Section 3 above shall be true and correct in all respects.
5.Further Assurances. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to the Agent all such documents, assignments, financing statements and other documents, as the Agent may reasonably require from time to time, to effectuate and implement the purposes of this Tenth Amendment.
6.Reaffirmation of Loan Documents; No Novation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of such Obligations as amended hereby. Each Loan Party hereby consents to this Tenth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Tenth Amendment shall not serve to effect a novation of any Indebtedness under the Loan Documents or any other Obligations.
7.No Modification. Except as expressly set forth herein, nothing contained in this Tenth Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent reserves all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.
8.Release of Claims. In consideration of the Agent’s and Lenders’ agreements contained in this Tenth Amendment, each Loan Party hereby irrevocably releases and forever discharges the Agent, Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations or proceedings, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
9.Miscellaneous.
(a)Headings; Construction. Section and subsection headings are used in this Tenth Amendment only for convenience and do not affect the meanings of the provisions that they precede.

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(b)Modifications. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(c)Governing Law; Loan Document. THIS TENTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS TENTH AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. This Tenth Amendment is a Loan Document and is subject to and has the benefit of all the provisions in the Loan Agreement applicable to Loan Documents.
(d)Counterparts; Fax/Email Signatures. This Tenth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Tenth Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Tenth Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

HORIZON GLOBAL AMERICAS INC.,
as a Borrower

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Borrower
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Director
HORIZON GLOBAL CORPORATION,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: General Counsel, Corporate Secretary & CCO
HORIZON GLOBAL COMPANY LLC,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Vice President and Director
CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Vice President and Director
[Signature Page to Ninth Amendment to Loan and Security Agreement]

ECLIPSE BUSINESS CAPITAL LLC, as Agent
By: /s/ Kevin Trout
Name:    Kevin Trout
Title:    Authorized Signatory
ECLIPSE BUSINESS CAPITAL SPV, LLC,
as a Lender

By: /s/ Kevin Trout
Name:    Kevin Trout
Title:    Authorized Signatory

[Signature Page to Tenth Amendment to Loan and Security Agreement]

Annex I

See attached.

Conformed through ~~Ninth~~Tenth Amendment dated ~~June 30~~September 26, 2022

LOAN AND SECURITY AGREEMENT

Dated as of March 13, 2020 by and among
HORIZON GLOBAL AMERICAS INC. AND
CEQUENT TOWING PRODUCTS OF CANADA, LTD.,
any other Borrower party hereto from time to time, as Borrowers,

HORIZON GLOBAL CORPORATION AND HORIZON GLOBAL COMPANY LLC
any other Guarantor party hereto from time to time, as Guarantors,

any other Loan Party party hereto from time to time, as Loan Parties,

the Lenders from time to time party hereto, and
ECLIPSE BUSINESS CAPITAL LLC,
as Agent

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into on March 13, 2020, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively the "Borrowers"), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and together with any other Guarantor party hereto from time to time, collectively the “Guarantors”) and together with any other Loan Party party hereto from time to time, as Loan Parties (as defined herein), the Lenders party hereto from time to time and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC, as agent for the Lenders (in such capacity, "Agent"). The Annexes, Exhibits and Schedules to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.DEFINITIONS.

1.1        Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC from time to time: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper; provided, however, that (a) as such terms relate to any Collateral of any Canadian Borrower, such terms shall refer to such Collateral as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Collateral encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable.

As used in this Agreement, the following terms have the following meanings:

“ABL Priority Collateral” means as defined in the Intercreditor Agreement (it being understood and agreed that any time the Term Loan Debt is not in effect, the term “ABL Priority Collateral” shall mean all Collateral).

"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

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"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Annex
I.
"Additional Availability Amount" means, (1) from the Tenth Amendment Effective Date through and including November 15, 2022, $5,000,000, (2) from November 16, 2022 through and including December 15, 2022, $2,500,000 and (3) at all times from and after December 16, 2022, $0.
"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
"Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.
"Affiliate" means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust); provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an "Affiliate" of any Borrower for any purposes of this Agreement. For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.
"Agent" has the meaning set forth in the preamble to this Agreement, and includes any successor agent appointed in accordance with Section 14.6.
"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, and agents.
"Agent Professionals" means attorneys, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
"Agreement" and "this Agreement" has the meaning set forth in the preamble to this
Agreement.
"Anti-Corruption Laws" means laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

"Applicable Margin" has the meaning set forth in Section 3(a) of Annex I.

“Applicable Percentage” has the meaning set forth in Section 3.2(e)(i).
“Applicable Period” has the meaning set forth in Section 3(a) of Annex I.
“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, ABLSoft or any other equivalent electronic service, whether owned, operated or

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(a)the aggregate amount of Eligible Accounts of Non-Investment Grade Account Debtors multiplied by the applicable Accounts Advance Rate, plus
(b)the aggregate amount of Eligible Accounts of Investment Grade Account Debtors multiplied by the applicable Accounts Advance Rate, plus
(c)the lesser of:

(i)the aggregate of:

(A)the lower of (i) the aggregate amount of Eligible Inventory (excluding Eligible Mexican Inventory and excluding Eligible In-Transit Inventory), valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate(s) and (ii) NOLV of Eligible Inventory (excluding Eligible Mexican Inventory and excluding Eligible In-Transit Inventory) multiplied by the applicable Inventory Advance Rate(s), plus
(B)the lesser of

(1)the lower of (i) the aggregate amount of Eligible Mexican Inventory, valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate and (ii) NOLV of Eligible Mexican Inventory multiplied by the applicable Inventory Advance Rate; and
(2)Mexican Inventory Sublimit; plus

(C)the lesser of

(1)the lower of (i) the aggregate amount of Eligible In-Transit Inventory, valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate and (ii) NOLV of Eligible In-Transit Inventory multiplied by the applicable Inventory Advance Rate; and
(2)In-Transit Sublimit;
provided, however, for the avoidance of doubt, the amounts determined for subclauses (A), (B) and (C) above are subject to the definition Temporary Incremental Availability as set forth in Section 1(e) of Annex I;

(ii)the Inventory Sublimit; plus

(d)the Additional Availability Amount; minus
(e)~~(d)~~ all Reserves which Agent has established pursuant to Section 2.1(b) (including those to be established in connection with any requested Revolving Loan); provided, that no Accounts, Inventory or other Property acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business shall be included in the calculation of the Borrowing Base until completion of a customary due diligence investigation by Agent, which may in Agent’s sole discretion include applicable field

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examinations and appraisals (which shall not be included in the limits on the number of field examinations or appraisals provided in Sections 7.24 and 7.25) satisfactory to Agent; minus
(f)~~(e)~~ the Availability Block.

"Borrowing Base Certificate" means a certificate in the form provided by Agent to Borrower Representative for use in reporting the Borrowing Base substantially in the form of Exhibit H hereto.

"Business Day" means a day other than a Saturday, Sunday or any other day on which Agent or the Federal Reserved Bank of New York is closed.

"Canadian Benefit Plans" means all material employee benefit plans or arrangements subject to the application of any Canadian benefit plan statutes or regulations that are maintained or contributed to by the Loan Parties that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Loan Parties participate or are eligible to participate but excluding all stock option or stock purchase plans.

"Canadian Borrower(s)" means any Borrower organized under the laws of Canada or any province thereof.

"Canadian Dollars" or "C$" means Canadian Dollars.

"Canadian Pension Plan" means all plans or arrangements which are considered to be pension plans under, and are subject to the application of, any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by the Loan Parties for its employees or former employees.

"Canadian Security Agreement" means that certain General Security Agreement, dated as of the Closing Date, between Agent and the Canadian Borrower, as amended, restated, supplemented or otherwise modified from time to time.

"Canadian Security Documents" means the Canadian Security Agreement, each Deed of Movable Hypothec, if any, and all other documents, instruments and agreements now or hereafter securing any of the Obligations of the Canadian Borrower, in each case as amended, restated, supplemented or otherwise modified from time to time,

“Capital Expenditures” means all expenditures which, in accordance with GAAP and Borrowers’ accounting policies, would be required to be capitalized and shown on the consolidated balance sheet of Borrowers, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.
“Capitalized Lease” means any lease other than an operating lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP. Notwithstanding anything to the contrary herein, only those leases (assuming for purposes hereof that such leases were in existence on December 31, 2018), which were considered capitalized leases or financing leases in

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"Dollars" or "$" means United States Dollars.
“Dominion Threshold Amount” mean, at any time of determination, an amount equal to the greater of: (a) fifteen percent (15%) of the Availability Amount and (b) $10,000,000.

“Dominion Triggering Period” means the period (a) commencing if any report delivered pursuant to Sections I or II of Annex II hereto reflects that Excess Availability is less than the Dominion Threshold Amount, on the date that is three (3) Business Days thereafter, unless, during such three (3) Business Day period, Excess Availability has been at or above the Dominion Threshold Amount and (ii) at all other times on the date on which Excess Availability is less than the Dominion Threshold Amount for a period of two (2) consecutive Business Days and (b) ending on the date on which (i) no Event of Default exists and (ii) Excess Availability is greater than or equal to the Dominion Threshold Amount for a period of twenty (20) consecutive calendar days; provided, however, that a Dominion Triggering Period shall be deemed commenced on the Tenth Amendment Effective Date and continuing until the date on which (i) no Event of Default exists and (ii) Excess Availability (without giving effect to any Additional Availability Amount) is greater than or equal to the Dominion Threshold Amount for a period of twenty (20) consecutive calendar days.
"E-Signature" means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.
"Early Termination Fee" has the meaning set forth in Section 3.2(e).
"EBITDA" means, for the applicable period, for the Parent and its Subsidiaries, on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) any other non-cash charges that have been deducted in the calculation of such Net Income, plus (g) [reserved] plus (h) [reserved], plus (i) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, plus (j) all losses during such period that relate to the retirement of Indebtedness, plus (k) fees, costs and expenses in connection with the transactions contemplated by this Agreement and any other financing transaction consummated during such period, plus (l) fees and expenses in connection with the issuance or offering of Equity Interests or any Indebtedness (in each case, whether or not consummated); provided that the aggregate amount added to EBITDA pursuant to this clause (l), together with clauses (m), (o) and (q) shall not exceed $8,000,000 for all periods, plus (m) costs and expenses of professional fees of the Borrowers or of any Agent or Lender to the extent the Borrowers are required to reimburse such Agent or Lender therefor); provided that the aggregate amount added to EBITDA pursuant to this clause (m), together with clauses (l), (o) and (q) shall not exceed $8,000,000 for all periods, plus (n) unusual or nonrecurring expenses or costs, including restructuring, moving and severance expense, provided that the aggregate amount added to EBITDA pursuant to this clause (n) shall not exceed $10,000,000 in any four Fiscal Quarter period, plus (o) fees, costs and expenses incurred in connection with any proposed asset sale (whether or not consummated); provided that the aggregate amount added to EBITDA pursuant to this clause (o), together with clauses (l), (m) and (q) shall not exceed $8,000,000 for all periods, plus (p) non-cash losses on asset sales; and plus (q) any fees, costs and expenses in connection with the maintenance and/or forgiveness of the PPP Loan, provided that the aggregate amount added to EBITDA pursuant to this clause (q), together with clauses (l), (m) and (o) shall not

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exceed $8,000,000 for all periods. For purposes of calculating EBITDA, pro forma effect shall be given to any Significant Transaction. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) minus (h) any other non-cash gains that have been added in the calculation of such Net Income.

“Eclipse” means Eclipse Business Capital LLC, a Delaware limited liability company.

“Eligible Account” means, at any time of determination and subject to the criteria below, an Account of a Borrower, which was generated and billed by a Borrower in the Ordinary Course of Business, and which Agent, in its Permitted Discretion, shall not deem not to be an Eligible Account. The net amount of an Eligible Account at any time shall be the face amount of such Eligible Account as originally billed minus all customer deposits, unapplied cash collections and other Proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Account at such time. Without limiting the generality of the foregoing, the following Accounts shall not be Eligible Accounts:

(i)the Account Debtor or any of its Affiliates is a Loan Party or an Affiliate of any Loan Party:
(ii) (A) for Account Debtors other than Specified Account Debtors it remains unpaid longer than the earlier to occur of (1) the number of days after the original invoice date set forth in Section 4(a) of Annex I or (2) the number of days after the original invoice due date set forth in Section 4(c) of Annex I or (B) for Specified Account Debtors it remains unpaid longer than the earlier to occur of (1) the number of days after the original invoice date set forth in Section 4(b) of Annex I or (2) the number of days after the original invoice due date set forth in Section 4(c) of Annex I;
(iii)the Account Debtor or its Affiliates are past any of the applicable dates referenced in clause (ii) above on other Accounts owing to a Borrower comprising more than fifty percent (50%) of all of the Accounts owing to a Borrower by such Account Debtor or its Affiliates;
(iv)all Accounts owing by the Account Debtor or its Affiliates represent more than fifteen percent (15%) (or such higher percentage as Agent may establish for the Account Debtor from time to time) of all other Accounts; provided, that, solely with respect to Accounts owing by Ford Motor Company or its Affiliates, at all times from the Tenth Amendment Effective Date through and including March 21, 2023, represent more than twenty five percent (25%) of all other Accounts; provided, further, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed such applicable percent of all other Accounts;
(v)a covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to such Account (including any of the representations set forth in Section 7.4) has been breached;
(vi)the Account is subject to any contra relationship, counterclaim, dispute or set-off; provided, that Accounts which are deemed to be ineligible by reason of this clause (vi) shall be

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“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other Equity Interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.
"Swingline Lender" means Eclipse Business Capital SPV, LLC, in its capacity as lender of Swingline Loans hereunder.
"Swingline Loans" has the meaning set forth in Section 2.4(a).
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Tenth Amendment Effective Date" means September 26, 2022
"Term SOFR" means,
(a)for any calculation for a SOFR Loan, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a tenor of one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a tenor of one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.11448% (11.448 basis points) per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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Annex II

See attached.

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